EXHIBIT 16

陳錦福會計師事務所
Dominic K.F. Chan & Co., Certified Public Accountants (Practising)

Rooms 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, HK.   Tel.: 2780 0607  Fax: 2780 0013

6 December, 2011

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Baoshinn Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated December 6, 2011, and agree with such statements as they pertain to our firm.

Yours faithfully

/s/Dominic K.F. Chan & Co.,

Certified Public Accountants

Hong Kong